As filed with the Securities and Exchange Commission on May 11, 2001

                                                                                                               Registration No. ______________

========================================================================================
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ALLTEL Corporation
(Exact name of registrant as specified in its charter)

Delaware                                                                                                                              34-0868285
(State or other jurisdiction of                                                                                               (I.R.S. Employer
incorporation or organization)                                                                                              Identification No.)

One Allied Drive, Little Rock, Arkansas 72202
(501) 905-8000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Francis X. Frantz
Executive Vice President-External Affairs
One Allied Drive
Little Rock, Arkansas 72202
(501) 905-8111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [  ]

CALCULATION OF REGISTRATION FEE
Title of Shares To be Registered	Amount to Be Registered	Proposed Maximum Aggregate Price per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Debt Securities	$1,000,000,000	100%	$1,000,000,000	$250,000

  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.
  $194,400 remitted herewith. $55,600 previously remitted in connection with a registration statement on Form S-3 originally filed by the Registrant on December 2, 1998 (File Number 333-68243), which amount relates to securities remaining unsold after completion of the offering contemplated thereby and deregistration of those unsold securities and which is offset against the currently due filing fee pursuant to Rule 457(p) under the Securities Act of 1933.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 11, 2001

PROSPECTUS

ALLTEL CORPORATION

Debt Securities

          We may offer and sell up to $1,000,000,000 in principal amount of our debt securities. We may determine the terms of the debt at a later time. The debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated debt.

          The prospectus supplement that accompanies this prospectus describes the securities being offered, as well as the specific terms of the securities. Those terms may include:

●	amount owed at maturity	●	interest rate
●	the maturity date	●	redemption terms
●	public offering price	●	interest payment dates

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

          We may offer the securities in amounts, at prices and on terms determined by market conditions at the time of offering. We may sell the securities through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

          You should rely only on the information incorporated by reference or provided in this prospectus or any supplemnet.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these debt securities in any state where the offer is not permitted.  You should not assume that the information is this prospectus or any supplement is accurate as of any date other than the date of this prospectus.

This Prospectus is dated May 11, 2001

ALLTEL CORPORATION

          ALLTEL is an information technology company that provides wireline and wireless communications and information services. ALLTEL provides wireline local, long-distance, network access and internet services, wireless communications, wide-area paging service and information management services and software. ALLTEL also sells telecommunications products and publishes telephone directories for our affiliates and other telephone companies. ALLTEL's principal executive offices are located at One Allied Drive, Little Rock, Arkansas 72202, and our telephone number is (501) 905-8000. ALLTEL's Web site is located at www.alltel.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The SEC allows us to "incorporate by reference" information filed with them, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and the accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the termination of this offering or until we sell all of the securities we are offering:

  ALLTEL's Annual Report on Form 10-K for the year ended December 31, 2000, as amended by Form 10-K/A filed April 26, 2001
  ALLTEL's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001

          We will provide free copies of any of these documents, if you write or telephone us at:

Investor Relations
One Allied Drive
Little Rock, Arkansas 72202
Telephone (501) 905-8999

AVAILABLE INFORMATION

          We have filed this prospectus as part of a registration statement on Form S-3 with the SEC. The registration statement contains exhibits and other information that are not contained in this prospectus. In particular, the registration statement includes as exhibits copies of our indenture, amendments to the indenture, and a form of the debt security to be issued. Descriptions in this prospectus of the provisions of documents filed as an exhibit to the registration statement or otherwise filed with the SEC are only summaries of the documents' material terms. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described below.

          We file annual, quarterly and special reports and other information with the SEC. You may read and copy documents at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about the operation of the public reference room. You may also read our SEC filings, including the complete registration statement and all of the exhibits to it, through the SEC's web site at http://www.sec.gov.

USE OF PROCEEDS

          We intend to use the net proceeds from the sale of these debt securities for general corporate purposes which may include refinancing existing debt, financing acquisitions, capital expenditures or other working capital requirements. Further details relating to the uses of the net proceeds of any such offering will be set forth in the applicable prospectus supplement. We expect to engage in additional financing as needs arise.

CERTAIN FINANCIAL INFORMATION

          The following table sets forth certain financial information for ALLTEL. The periods presented include merger and integration expenses, provision to reduce carrying value of certain assets, gain on disposal of assets and other non-recurring and unusual items. You should read the following table together with the consolidated financial statements and accompanying notes of ALLTEL included in the documents under "Incorporation of Certain Information by Reference."

	Three Months Ended
	March 31,	March 31,	For the years ended December 31,
(Dollars in millions)	2001	2000	2000	1999	1998	1997	1996

Total revenues and sales	$1,798	$1,645	$7,067	$6,461	$5,781	$5,073	$4,740

Income before taxes	$633	$363	$3,351	$1,331	$1,105	$1,086	$669
Net income	$376	$179	$1,929	$784	$603	$653	$407

Capital expenditures	$207	$158	$1,165	$1,007	$998	$900	$821

Fixed charges	$93	$81	$362	$334	$327	$311	$278

Ratio of earnings to fixed charges	7.87	5.21	10.13	4.86	4.19	4.32	3.23
Long-term debt as % of total	43.0%	46.1%	47.9%	47.6%	50.8%	56.1%	56.2%
Capitalization (end of period)

          For purposes of the ratio of earnings to fixed charges calculation, earnings consist of the sum of income before taxes and adjustments for minority interest in consolidated subsidiaries and income from equity investees, fixed charges, and distributed income of equity investees less amounts for capitalized interest, preference security dividend requirements of consolidated subsidiaries and the minority interest in pretax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest on indebtedness, amortized expenses related to indebtedness, the portion of rental expense representative of the interest factor and preference security dividend requirements of consolidated subsidiaries.

          The following table sets forth ALLTEL's capitalization as of March 31, 2001:

		% of
(Dollars in millions)	Outstanding	Capitalization
Long-term debt (including current maturities)	$4,047.8	43%
Preferred stock, redeemable	1.3	-
Preferred stock, non-redeemable	0.5	-
Common equity	$5,360.7	57%
	$9,410.3	100.0%

DESCRIPTION OF SECURITIES

          The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. A prospectus supplement will describe the particular terms and provisions of, and the extent to which the general terms and provisions described below may apply to, a series of debt securities.

          ALLTEL will issue the debt securities under an indenture between ALLTEL and Chase Manhattan Trust Company, National Association, which acts as trustee. The indenture and its associated documents contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the securities, and it is subject to and qualified in its entirety by reference to all of the provisions of the indenture, including the definition of certain terms used in the indenture. We include references in parentheses to certain sections of the indenture.

          General

          Each series of debt securities will constitute unsecured and unsubordinated indebtedness of ALLTEL and will rank on an equal basis with ALLTEL's other unsecured and unsubordinated indebtedness. You should refer to the prospectus supplement for the terms of the particular series of debt securities that we are offering, including:

    the title of the debt securities of the series;

    the principal amount being offered and any limit upon the aggregate principal amount;
    the date or dates on which the principal will be payable;
    the rate or rates, or manner of calculation, if any, at which the debt securities of the series will bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable, and, with respect to securities of the series in registered form, the record date for the interest payable on any interest payment date;
    the place or places where the principal of and interest, if any, will be payable;
    any redemption or sinking fund provisions;
    if other than the principal amount thereof, the portion of the principal amount that will be payable upon declaration of acceleration of the maturity thereof;
    whether we will issue debt securities of the series in registered or unregistered form, or both;
    the terms upon which a holder may exchange unregistered securities for securities in registered form and vice versa;
    whether we will issue debt securities in the form of one or more "global securities" through the book-entry system of The Depository Trust Company, New York, New York;
    whether and under what circumstances ALLTEL will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of taxes or similar charges withheld or deducted and, if so, whether ALLTEL will have the option to redeem such securities rather than pay such additional amounts; and
    any additional provisions or other special terms not inconsistent with the provisions of the indenture, including any terms that may be required by or advisable under United States law or regulations or advisable in connection with the marketing of debt securities of such series.

          To the extent not described in this prospectus, principal and interest, if any, will be payable, and the debt securities of a particular series will be transferable, in the manner described in the prospectus supplement relating to such series.

          Debt securities of any series may be issued as registered securities or unregistered securities, or both. In this prospectus and the prospectus supplement we refer to the person in whose name a registered security is registered and the bearer of an unregistered security as a "holder." A registered security is a security registered in the name of the holder in the records of the registrar. A global security is a registered security representing the entire amount of the debt of the series registered in the name of a depositary. We will issue debt securities in denominations of $1,000 and multiples of $1,000. We will not offer, sell, resell, or deliver unregistered securities to U.S. persons in connection with their original issuance.

          If appropriate, the prospectus supplement will describe federal income tax consequences applicable to a series of debt securities.

          Book-Entry System

          ALLTEL may issue debt securities of any series under a book-entry system in the form of one or more global securities. If ALLTEL chooses to issue debt securities in the form of global securities, each global security will be deposited with The Depository Trust Company and will be registered in the name of the depositary. Upon the issuance of a global security in registered form, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by such global security to the accounts of participants. The depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom own the depositary. Access to the depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant. Ownership of beneficial interests in the global security will be limited to such participants or persons that hold interests through participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

          The purpose of the depositary is to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants. The depositary's book-entry system eliminates the need for physical movement of securities certificates. The depositary has advised ALLTEL that the depositary is:

    a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System,
    a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act.

          So long as the depositary or its nominee is the registered owner of a global security, ALLTEL will consider the depositary as the sole owner or holder of the securities represented by such global security for all purposes under the indenture. Owners of beneficial interests in such global security:

    will not be entitled to have the debt securities registered in their names, will not be entitled to receive physical delivery of certificates representing the debt securities, and will not be considered the owners or holders of the debt securities under the indenture.

          Accordingly, to exercise any rights of a holder under the indenture, each person owning a beneficial interest in such global security must rely on the procedures of the depositary, and if such person is not a participant, on the procedures of the participant through which such person owns its interest. In the event that ALLTEL requests any action of the holders or a beneficial owner desires to take any action a holder is entitled to take, the depositary has informed ALLTEL that it would act upon the instructions of, or authorize, the participant to take such action.

          ALLTEL will make payment of principal of and interest on debt securities represented by a global security to the depositary as the registered owner and holder of the global security representing such securities. Neither ALLTEL, the trustee, nor any paying agent or registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security. Similarly, neither for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          The depositary has advised ALLTEL that it will credit participants' accounts with payments of principal or interest on the payment date in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. ALLTEL expects that standing instructions and customary practices will govern payments by participants to owners of beneficial interests in the global security held through such participants. This will be similar to the practice used for securities held for the accounts of customers registered in "street name." Participants will be responsible for such payments.

          A global security may not be transferred except as a whole by the depositary to a nominee or successor of the depositary or by a nominee of the depositary to another nominee of the depositary. A global security representing all but not part of the securities is exchangeable for securities in definitive form of like tenor and terms if:

    the depositary notifies ALLTEL that it is unwilling or unable to continue as depositary for such global security or at any time the depositary is no longer eligible to be a clearing agency registered under the Exchange Act, and in either case, ALLTEL does not appoint a successor depositary within 90 days of receipt of such notice or of ALLTEL's becoming aware of such ineligibility, or

    ALLTEL decides not to have all of the securities represented by a global security and notifies the trustee of this decision.

          Exchange of Securities

          A holder of registered debt securities may exchange them for an equal aggregate principal amount of registered debt securities. (Section 2.08(a).)

          To the extent permitted by the terms of a series of debt securities authorized to be issued in registered form and unregistered form, a holder of unregistered debt securities may exchange them for an equal aggregate principal amount of registered or unregistered debt securities. (Section 2.08(b).) A holder may not exchange registered debt securities for unregistered debt securities until ALLTEL has notified the trustee and the registrar that, as a result of such exchange, ALLTEL will not suffer adverse consequences under United States laws and regulations.

          Any exchange of debt securities will be for debt securities of the same series and date of maturity in such authorized denominations as the holder may request. Securities must be surrendered for exchange at the agency ALLTEL maintains for such purpose and all other requirements of such agent must be fulfilled.

          Lien on Assets

          If at any time ALLTEL subjects any part of its property to a lien, ALLTEL will provide equal and proportionate security to the debt securities. Exceptions to this covenant include, liens to which any property or asset acquired by ALLTEL is subject as of the date of its acquisition by ALLTEL and the making of any deposit or pledge to secure public or statutory obligations.

         Nothing contained in the indenture prevents an affiliate of ALLTEL from mortgaging, pledging, or subjecting to any lien any property or assets, whether or not acquired by such person from ALLTEL. (Section 4.02.) Except as described in this section, the indenture does not contain any covenants or other provisions which would afford holders protection in the event of a highly leveraged transaction involving ALLTEL.

          Amendment and Waiver

          Subject to certain exceptions, ALLTEL and the trustee may amend or supplement the indenture or the debt securities with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the amendment or supplement, with each series voting as a class. The trustee may waive compliance with any provision with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such waiver, with each series voting as a class. Without the consent of each holder affected, any such amendment or waiver may not:

    reduce the amount of debt securities whose holders must consent to an amendment or waiver;
    change the rate of or change the time of payment of interest on any debt security;
    change the principal of or change the fixed maturity of any debt security;
    waive a default in the payment of the principal of or interest on any debt security;
    make any security payable in money other than that stated in the debt security;
    reduce any premium payable upon redemption of any debt security; or
    impair the right to institute suit for the enforcement of any payment on or with respect to any debt security. (Section 9.02.)

          ALLTEL and the trustee may amend or supplement the indenture without the consent of any holder to:

    cure any ambiguity, defect, or inconsistency in the indenture or in the debt securities of any series;
    provide for the assumption of all the obligations of ALLTEL under the securities and the indenture by any corporation in connection with a merger, consolidation, transfer, or lease of ALLTEL's property and assets substantially as an entirety, as provided for in the indenture;
    secure the debt securities;
    provide for uncertificated securities in addition to or in place of certificated debt securities;
    make any change that does not adversely affect the rights of any holder;
    provide for the issuance of, and establish the form and terms and conditions of, a series of debt securities or to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of securities; or
    add to rights of holders. (Section 9.01.)

          Successor Entity

          ALLTEL may not consolidate with or merge into, or transfer or lease its property and assets substantially as an entirety to, another entity unless:

    the successor entity is a U.S. corporation and assumes all of ALLTEL's obligations under the debt securities and the indenture and, after giving effect to the transaction, no default under the indenture shall have occurred and be continuing.

          If ALLTEL completes a transaction as described in the previous sentence, ALLTEL's obligations under the securities and the indenture terminate after the transaction is completed, except in the case of a lease. (Section 5.01.)

          Deposit of Money or Government Obligations to Pay Securities

          ALLTEL has the right to terminate certain of its obligations under the debt securities and the indenture with respect to the debt securities of any series or any installment of principal of or interest on that series if ALLTEL:

    irrevocably deposits with the Trustee, in trust for the benefit of the holders of that series or portions thereof, money or obligations of the United States of America sufficient to pay, when due, principal of and interest on the debt securities with respect to which a deposit is made to maturity or redemption or such installment of principal of or interest, as the case may be, and all other conditions set forth in the securities of that series are met.

          In such event, however, ALLTEL's obligation to pay the principal of and interest on the debt securities shall survive. (Section 8.01; Section 4.01.)

          Events of Default

          Holders will have special rights if an event of default occurs and is not cured. The following events are defined in the indenture as events of default:

    default in the payment of interest for 90 days;
    default in the payment of the principal of any security of such series;
    failure by ALLTEL for 90 days following sufficient notice to comply with any of its other agreements in the debt securities of such series or in the indenture; and
    certain events of bankruptcy or insolvency. (Section 6.01.)

          If an event of default occurs with respect to the debt securities of any series and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of that series may declare the principal to be due and payable. Upon such declaration, such principal and all accrued interest thereon shall be due and payable immediately. (Section 6.02.)

          Subject to such provisions in the indenture for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series affected may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The trustee may refuse to follow any such direction that conflicts with law or the indenture, that is unduly prejudicial to the rights of holders of that series or that would subject the trustee to personal liability. (Section 6.05.)

          A holder may pursue a remedy with respect to the indenture or the debt securities of any series only if:

    such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of such series;
    the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series shall have made written request to the trustee to pursue the remedy;
    such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any loss, liability or expense to be, or which may be, incurred by the trustee in pursuing the remedy;
    the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
    during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding securities of such series have not given the trustee a direction that is inconsistent with such written request.

          A holder may not use the indenture to prejudice the rights of another holder or to obtain a preference or priority over such other holder. (Section 6.06)

          The trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense. (Section 7.01(f).) The trustee may withhold from holders notice of any continuing default, except a default in payment of principal or interest, if it determines that withholding notice is in their interests. (Section 7.05.) ALLTEL is not required under the indenture to furnish any periodic evidence as to the absence of default or compliance with the terms of the indenture.

          Concerning the Trustee

          ALLTEL maintains banking relationships in the ordinary course of business with the trustee.

PLAN OF DISTRIBUTION

           We may sell the debt securities to or through underwriters. We also may sell the debt securities directly to other purchasers or through agents. Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the debt securities.

          The distribution of the debt securities may be effected from time to time in one or more transactions at:

    a fixed price or prices, which may be changed,
    market prices prevailing at the time of sale,
    prices related to such prevailing market prices or
    negotiated prices.

          In connection with the sale of the debt securities, underwriters may receive compensation from ALLTEL or from purchasers of the debt securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters and agents that participate in the distribution of the debt securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the debt securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. We will identify any such underwriter or agent, and describe any such compensation, in the prospectus supplement.

          Under agreements which may be entered into by ALLTEL, underwriters and agents who participate in the distribution of the debt securities may be entitled to indemnification by ALLTEL against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

          Unless otherwise indicated in the prospectus supplement, we do not intend to list any of the debt securities on a national securities exchange. In the event the debt securities are not listed on a national securities exchange, certain broker-dealers may make a market in the debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the debt securities or as to the liquidity of the trading market for the debt securities, whether or not the debt securities are listed on a national securities exchange. The prospectus supplement with respect to the debt securities will state, if known, whether or not any broker-dealer intends to make a market in the debt securities. If no such determination has been made, the prospectus supplement will so state.

          We will set forth the place and time of delivery for the debt securities in the prospectus supplement.

LEGAL OPINIONS

          Kutak Rock LLP, Little Rock, Arkansas, will pass upon legal matters for ALLTEL in connection with the issuance and sale of the debt securities.  Certain partners of Kutak Rock beneficially owned as of May 10, 2001, 4,651 shares of ALLTEL common stock.

EXPERTS

          The audited consolidated financial statements and related financial statement schedule of ALLTEL as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, which are included in ALLTEL's 2000 Annual Report on Form 10-K (as amended by Form 10-K/A filed on April 26, 2001), and incorporated by reference into this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports dated January 23, 2001, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to the January 23, 2001 report on the consolidated financial statements, which includes an explanatory paragraph with respect to the change in the method of accounting for certain communications revenues as discussed in Note 2 to the consolidated financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

	Securities and Exchange Commission Registration Fee.	$250,000
	Legal Counsel Fees and Expenses.	20,000
	Trustee Fees and Expenses.	12,000
	Printing and Engraving	40,000
	Blue Sky Fees and Expenses	16,000
	Accountants' Fees and Miscellaneous Expenses	40,000
	Total	$378,000

Item 15.	Indemnification of Directors and Officers.

          Article VII of the Amended and Restated Certificate of Incorporation of ALLTEL (the "Certificate") provides for the indemnification of directors, officers, agents, and employees for expenses incurred by them and judgments rendered against them in actions, suits or proceedings in relation to certain matters brought against them as such directors, officers, agents, and employees, respectively. Article VII of the Certificate also requires ALLTEL, to the fullest extent expressly authorized by Section 145 of the Delaware General Corporation Law, to advance expenses incurred by a director or officer in a legal proceeding prior to final disposition of the proceeding.

          In addition, as permitted under the Delaware General Corporation Law, ALLTEL has entered into indemnity agreements with its directors and officers. Under the indemnity agreements, ALLTEL will indemnify its directors and officers to the fullest extent permitted or authorized by the Delaware General Corporation Law, as it may from time to time be amended, or by any other statutory provisions authorizing or permitting such indemnification. Under the terms of ALLTEL's directors and officers liability and company reimbursement insurance policy, directors and officers of ALLTEL are insured against certain liabilities, including liabilities arising under the Securities Act of 1933. ALLTEL will indemnify such directors and officers under the indemnity agreements from all losses arising out of claims made against them, except those based upon illegal personal profit, recovery of short-swing profits, or dishonesty; provided, however, that ALLTEL's obligations will be satisfied to the extent of any reimbursement under such insurance.

          The Delaware General Corporation Law permits a Delaware corporation to indemnify directors, officers, employees, and agents under some circumstances, and mandates indemnification under certain limited circumstances. The Delaware General Corporation Law permits a corporation to indemnify a director, officer, employee, or agent for expenses actually and reasonably incurred, as well as fines, judgments and amounts paid in settlement in the context of actions other than derivative actions, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification against expenses incurred by a director, officer, employee or agent in connection with his defense of a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. If a director, officer, employee, or agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions where a court deems the award of expenses appropriate. The Delaware General Corporation Law grants express power to a Delaware corporation to purchase liability insurance for its directors, officers, employees, and agents, regardless of whether any such person is otherwise eligible for indemnification by the corporation. Advancement of expenses is permitted, but a person receiving such advances must repay those expenses if it is ultimately determined that he is not entitled to indemnification.

          The Certificate provides for indemnification to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time. Under the Certificate, any expansion of the protection afforded directors, officers, employees, or agents by the Delaware General Corporation Law will automatically extend to ALLTEL's directors, officers, employees, or agents, as the case may be. Any underwriters or agents referred to in the agreement filed as Exhibit 1 to this registration statement will agree to indemnify ALLTEL's directors, its officers who signed the registration statement, and its controlling persons against certain liabilities that might arise under the Securities Act of 1933 from information furnished to ALLTEL by or on behalf of any such indemnifying party.

Item 16.	Exhibits.

1	-	Form of Underwriting Agreement (1)
4(a)(i)	-	Indenture between the Registrant and Ameritrust Company
National Association, Trustee, dated as of January 1, 1987
(incorporated by reference to Registrant's Form S-3
Registration Statement, No. 33-10808, filed on December 16, 1986).
4(a)(ii)	-	First Supplemental Indenture dated as of March 1, 1987
(incorporated by reference to Registrant's Current Report on
Form 8-K dated March 6, 1987, filed on March 6, 1987).
4(a)(iii)	-	Second Supplemental Indenture, dated as of April 1, 1989
(incorporated by reference to Registrant's Form S-3
Registration Statement, No. 33-27052, filed on February 15, 1989).
4(a)(iv)	-	Third Supplemental Indenture, dated as of May 8, 1990
(incorporated by reference to Registrant's Form S-3
Registration Statement, No. 33-39055, filed on February 20, 1991).
4(a)(v)	-	Fourth Supplemental Indenture, dated as of March 1, 1991
(incorporated by reference to Registrant's Current Report
on Form 8-K dated March 6, 1991, filed on March 6, 1991).
4(a)(vi)	-	Fifth Supplemental Indenture, dated as of October 1, 1993
(incorporated by reference to Registrant's Form S-3 Registration
Statement No. 33-50401, filed on October 15, 1993).

II-2

4(a)(vii)	-	Sixth Supplemental Indenture, dated as of April 1, 1994
(incorporated by reference to Registrant's Form S-3 Registration
Statement No. 33-52743, filed on March 28, 1994).
4(a)(viii)	-	Seventh Supplemental Indenture, dated as of September 1, 1995
(incorporated by reference to Registrant's Form S-3 Registration
Statement No. 33-60669, filed on August 31, 1995).
4(a)(ix)	-	Eighth Supplemental Indenture, dated as of March 1, 1996 (incorporated by reference to Registrant's Form S-3 Registration Statement No. 333-01181, filed on February 29, 1996).
4(a)(x)	-	Ninth Supplemental Indenture, dated as of April 1, 1999 (incorporated by reference to Registrant's Form S-3 Registration Statement No 333-68243, filed on January 29, 1999).
4(a)(xi)	-	Tenth Supplemental Indenture. (1)
4(b)	-	Form of Debt Security (1).
5	-	Opinion of Kutak Rock LLP as to the legality
of the debt securities to be issued (2).
12	-	Statement Re Computation of Ratio of Earnings to Fixed Charges (2).
23(a)	-	Consent of Arthur Andersen LLP, Independent Public Accountants (2).
23(b)	-	Consent of Counsel is contained in Opinion of Counsel filed as Exhibit 5.
24(a)	-	Powers of Attorney (2).
24(b)	-	Resolutions of Board of Directors (2).
25	-	Form T-1, Statement of Eligibility and Qualification under
Trust Indenture Act of 1939 of Chase Manhattan Trust Company, National Association (1).

  May be filed in an amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of debt securities
  Filed herewith

Item 17.           Undertakings.

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the forth in the "Calculation of Registration Fee" table in this registration statement;

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 11th of May, 2001.

                                                                                                ALLTEL CORPORATION

                                                                                                By *JOE T. FORD
                                                                                                    (Joe T. Ford, Chairman
                                                                                                     and Chief Executive Officer)

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 11th of May, 2001.

Signature	Title

*JOE T. FORD	Chairman, Chief Executive Officer,
(Joe T. Ford)	and Director

*SCOTT T. FORD	President, Chief Operating Officer, and
(Scott T. Ford)	Director

*JEFFERY R. GARDNER	Chief Financial Officer and Senior Vice
(Jeffery R. Gardner)	President (Principal Financial Officer)

*DAVID A. GATEWOOD	Controller
(David A. Gatewood)	(Principal Accounting Officer)

*JOHN R. BELK	Director
(John R. Belk)

*DENNIS E. FOSTER	Director
(Dennis E. Foster)

*LAWRENCE L. GELLERSTEDT, III	Director
(Lawrence L. Gellerstedt, III)

*CHARLES H.GOODMAN	Director
(Charles H. Goodman)

II-6

*EMON A. MAHONY, JR.	Director
(Emon A. Mahony, Jr.)

*JOHN P. MCCONNELL	Director
(John P. McConnell)

*GREGORY W. PENSKE	Director
(Gregory W. Penske)

*FRANK E. REED	Director
(Frank E. Reed)

*FRED W. SMITH	Director
(Fred W. Smith)

*RONALD TOWNSEND	Director
(Ronald Townsend)

*BY /s/ FRANCIS X. FRANTZ
(Francis X. Frantz, Attorney-in-Fact)

EXHIBIT INDEX
Official
Exhibit No.		Description
1	-	Form of Underwriting Agreement (1)
4(a)(i)	-	Indenture between the Registrant and Ameritrust Company
National Association, Trustee, dated as of January 1, 1987
(incorporated by reference to Registrant's Form S-3
Registration Statement, No. 33-10808, filed on December 16, 1986).
4(a)(ii)	-	First Supplemental Indenture dated as of March 1, 1987
(incorporated by reference to Registrant's Current Report on
Form 8-K dated March 6, 1987, filed on March 6, 1987).
4(a)(iii)	-	Second Supplemental Indenture, dated as of April 1, 1989
(incorporated by reference to Registrant's Form S-3
Registration Statement, No. 33-27052, filed on February 15, 1989).
4(a)(iv)	-	Third Supplemental Indenture, dated as of May 8, 1990
(incorporated by reference to Registrant's Form S-3
Registration Statement, No. 33-39055, filed on February 20, 1991).
4(a)(v)	-	Fourth Supplemental Indenture, dated as of March 1, 1991
(incorporated by reference to Registrant's Current Report
on Form 8-K dated March 6, 1991, filed on March 6, 1991).
4(a)(vi)	-	Fifth Supplemental Indenture, dated as of October 1, 1993
(incorporated by reference to Registrant's Form S-3 Registration
Statement No. 33-50401, filed on October 15, 1993).
4(a)(vii)	-	Sixth Supplemental Indenture, dated as of April 1, 1994
(incorporated by reference to Registrant's Form S-3 Registration
Statement No. 33-52743, filed on March 28, 1994).
4(a)(viii)	-	Seventh Supplemental Indenture, dated as of September 1, 1995
(incorporated by reference to Registrant's Form S-3 Registration
Statement No. 33-60669, filed on August 31, 1995).
4(a)(ix)	-	Eighth Supplemental Indenture, dated as of March 1, 1996 (incorporated by reference to Registrant's Form S-3 Registration Statement No. 333-01181, filed on February 29, 1996).
4(a)(x)	-	Ninth Supplemental Indenture, dated as of April 1, 1999 (incorporated by reference to Registrant's Form S-3 Registration Statement No 333-68243, filed on January 29, 1999).
4(a)(xi)	-	Tenth Supplemental Indenture. (1)
4(b)	-	Form of Debt Security (1).
5	-	Opinion of Kutak Rock LLP as to the legality
of the debt securities to be issued (2).
12	-	Statement Re Computation of Ratio of Earnings to Fixed Charges (2).
23(a)	-	Consent of Arthur Andersen LLP, Independent Public Accountants (2).
23(b)	-	Consent of Counsel is contained in Opinion of Counsel filed as Exhibit 5.
24(a)	-	Powers of Attorney (2).
24(b)	-	Resolutions of Board of Directors (2).

II-8

25	-	Form T-1, Statement of Eligibility and Qualification under
Trust Indenture Act of 1939 of Chase Manhattan Trust Company, National Association (1).

  May be filed in an amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of debt securities
  Filed herewith

[KUTAK ROCK LLP LETTERHEAD]

May 11, 2001

ALLTEL Corporation
One Allied Drive
Little Rock, Arkansas 72202

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to ALLTEL Corporation, a Delaware corporation (the "Company"), in connection with a Registration Statement (the "Registration Statement") on Form S-3 filed by the Company on the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of Debt Securities of the Company (the "Debt Securities").

         The Debt Securities are to be issued from time to time under an indenture dated as of January 1, 1987, as supplemented by a First Supplemental Indenture dated as of March 1, 1987, a Second Supplemental Indenture dated as of April 1, 1989, a Third Supplemental Indenture dated as of May 8, 1990, a Fourth Supplemental Indenture dated as of March 1, 1991, a Fifth Supplemental Indenture dated as of October 1, 1993, a Sixth Supplemental Indenture dated as of April 1, 1994, a Seventh Supplemental Indenture dated as of September 1, 1995, an Eighth Supplemental Indenture dated as of March 1, 1996, a Ninth Supplemental Indenture dated as of April 1, 1999, and a one or more supplemental indentures to be entered into between the Company and Chase Manhattan Trust Company, National Association, as trustee (the "Trustee") (such indenture as so supplemented the "Indenture").

         In rendering this opinion, we have examined the originals or copies, certified to our satisfaction, of such corporate records and other documents and certificates, as we deemed necessary. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. In addition, in rendering this opinion, we have assumed the authorization, execution and delivery of the Indenture by all parties other than the Company. As to any facts material to this opinion, we have, when relevant facts were not independently established by us, relied upon the aforesaid records, certificates and documents.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         (i) the Company is a corporation validly existing and, based solely upon a certificate of the Secretary of State of the State of Delaware, in good standing under the laws of the State of Delaware; and

         (ii) upon due authorization of the Debt Securities and, when the final terms thereof have been duly established and approved and when duly executed and issued in accordance with the provisions of the Indenture, and duly paid for by the purchaser thereof in the manner and on the terms described in the Registration Statement (after it is declared effective), all required corporate action of the Company will have been taken with respect to the issuance and sale of the Debt Securities, and the Debt Securities will have been validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

         We are members of the Arkansas Bar and do not hold ourselves out as experts on the laws of any other State.

         We understand that this opinion is to be used in connection with the Company's Registration Statement on Form S-3 relating to the Debt Securities to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. We consent to the filing of this opinion with and as part of said Registration Statement and the use of our name therein and in the related Prospectus under the caption "Legal Opinions."

Very truly yours,

                                                                                                     /s/ KUTAK ROCK LLP

ALLTEL Corporation
Exhibit 12
Statements Re: Computation of Ratio of Earnings to Fixed Charges
(Millions, except ratio amounts)

The following table sets forth certain selected financial information relating to the Company:

	(Unaudited)
	Three Months Ended
	March 31,	March 31,	For the years ended December 31,
(Dollars in thousands)	2001	2000	2000	1999	1998	1997	1996

Earnings:
Income before income taxes	$ 632.6	$ 362.8	$ 3,350.7	$ 1,330.8	$ 1,104.9	$ 1,086.4	$ 669.0
Minority interest in consolidated partnerships	16.8	19.8	97.2	116.6	104.5	88.0	80.1
Equity income in unconsolidated partnerships	(11.3)	(32.6)	(120.5)	(105.0)	(114.9)	(92.1)	(77.5)
Fixed charges	92.7	81.1	361.8	333.6	326.8	311.2	278.0
Distributed income of equity investees	17.8	14.9	87.5	87.7	73.9	51.8	33.9
	748.6	446.0	3,776.7	1,763.7	1,495.2	1,445.3	983.5
Less: Interest capitalized	(2.6)	(3.9)	(13.6)	(24.7)	(19.4)	(11.2)	(3.6)
Preferred dividend requirements	(0.1)	(0.1)	(0.3)	(1.5)	(2.3)	(2.1)	(2.1)
Minority interest in consolidated partnerships	(16.8)	(19.8)	(97.2)	(116.6)	(104.5)	(88.0)	(80.1)
Earnings, as adjusted	$ 729.1	$ 422.2	$ 3,665.6	$ 1,620.9	$ 1,369.0	$ 1,344.0	$ 897.7

Fixed Charges:
Interest expense	$ 80.8	$ 68.2	$ 310.8	$ 280.2	$ 278.4	$ 274.9	$ 250.8
Interest capitalized	2.6	3.9	13.6	24.7	19.4	11.2	3.6
Amortization of debt expense	0.8	0.2	2.3	3.4	2.9	2.8	4.5
Interest portion of operating rents	8.4	8.7	34.8	23.8	23.8	20.2	17.0
Preferred dividend requirements	0.1	0.1	0.3	1.5	2.3	2.1	2.1
Total fixed charges	$ 92.7	$ 81.1	$ 361.8	$ 333.6	$ 326.8	$ 311.2	$ 278.0

Ratio of earnings to fixed charges	7.87	5.21	10.13	4.86	4.19	4.32	3.23

Note:
For purposes of this calculation, earnings consist of the sum of income before taxes and adjustments for minority interest in consolidated subsidiaries and income from equity investees, fixed charges, and distributed income of equity investees less amounts for capitalized interest, preference security dividend requirements of consolidated subsidiaries and the minority interest in pretax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest on indebtedness, amortized expenses related to indebtedness, the portion of rental expense representative of the interest factor and preference security dividend requirements of consolidated subsidiaries.

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
             ALLTEL Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 23, 2001, included (or incorporated by reference) in ALLTEL Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                                                                                        /s/ ARTHUR ANDERSEN LLP
                                                                                                                Arthur Andersen LLP

Little Rock, Arkansas
May 11, 2001

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a Director or Officer, or both, of ALLTEL Corporation (the "Corporation"), acting pursuant to authorization of the Board of Directors of the Corporation, hereby appoints Scott T. Ford, Francis X. Frantz, Jeffery R. Gardner and David A. Gatewood, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a Director or Officer, or both, of the Corporation, to sign a Registration Statement on Form S-3, and any amendments (including post effective amendments) and supplements thereto, of the Corporation to be filed with the Securities and Exchange Commission pursuant to any applicable Rule under the Securities Act of 1933, as amended, with respect to the issuance and sale of debt securities of the Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

          IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of April, 2001.

                                                                                                                       Signed: /s/ Joe T. Ford

                                                                                                                       Name: Joe T. Ford

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a Director or Officer, or both, of ALLTEL Corporation (the "Corporation"), acting pursuant to authorization of the Board of Directors of the Corporation, hereby appoints Scott T. Ford, Francis X. Frantz, Jeffery R. Gardner and David A. Gatewood, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a Director or Officer, or both, of the Corporation, to sign a Registration Statement on Form S-3, and any amendments (including post effective amendments) and supplements thereto, of the Corporation to be filed with the Securities and Exchange Commission pursuant to any applicable Rule under the Securities Act of 1933, as amended, with respect to the issuance and sale of debt securities of the Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

          IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of April, 2001.

                                                                                                                       Signed: /s/ Scott T. Ford

                                                                                                                       Name: Scott T. Ford

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a Director or Officer, or both, of ALLTEL Corporation (the "Corporation"), acting pursuant to authorization of the Board of Directors of the Corporation, hereby appoints Scott T. Ford, Francis X. Frantz, Jeffery R. Gardner and David A. Gatewood, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a Director or Officer, or both, of the Corporation, to sign a Registration Statement on Form S-3, and any amendments (including post effective amendments) and supplements thereto, of the Corporation to be filed with the Securities and Exchange Commission pursuant to any applicable Rule under the Securities Act of 1933, as amended, with respect to the issuance and sale of debt securities of the Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

          IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of April, 2001.

                                                                                                                       Signed: /s/ Jeffery R. Gardner

                                                                                                                       Name: Jeffery R. Gardner

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a Director or Officer, or both, of ALLTEL Corporation (the "Corporation"), acting pursuant to authorization of the Board of Directors of the Corporation, hereby appoints Scott T. Ford, Francis X. Frantz, Jeffery R. Gardner and David A. Gatewood, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a Director or Officer, or both, of the Corporation, to sign a Registration Statement on Form S-3, and any amendments (including post effective amendments) and supplements thereto, of the Corporation to be filed with the Securities and Exchange Commission pursuant to any applicable Rule under the Securities Act of 1933, as amended, with respect to the issuance and sale of debt securities of the Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

         IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of April, 2001.

                                                                                                                       Signed: /s/ David A. Gatewood

                                                                                                                       Name: David A. Gatewood

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a Director or Officer, or both, of ALLTEL Corporation (the "Corporation"), acting pursuant to authorization of the Board of Directors of the Corporation, hereby appoints Scott T. Ford, Francis X. Frantz, Jeffery R. Gardner and David A. Gatewood, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a Director or Officer, or both, of the Corporation, to sign a Registration Statement on Form S-3, and any amendments (including post effective amendments) and supplements thereto, of the Corporation to be filed with the Securities and Exchange Commission pursuant to any applicable Rule under the Securities Act of 1933, as amended, with respect to the issuance and sale of debt securities of the Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

         IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of April, 2001.

                                                                                                                       Signed: /s/ John R. Belk

                                                                                                                       Name: John R. Belk

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a Director or Officer, or both, of ALLTEL Corporation (the "Corporation"), acting pursuant to authorization of the Board of Directors of the Corporation, hereby appoints Scott T. Ford, Francis X. Frantz, Jeffery R. Gardner and David A. Gatewood, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a Director or Officer, or both, of the Corporation, to sign a Registration Statement on Form S-3, and any amendments (including post effective amendments) and supplements thereto, of the Corporation to be filed with the Securities and Exchange Commission pursuant to any applicable Rule under the Securities Act of 1933, as amended, with respect to the issuance and sale of debt securities of the Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

         IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of April, 2001.

                                                                                                                       Signed: /s/ Dennis E. Foster

                                                                                                                       Name: Dennis E. Foster

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a Director or Officer, or both, of ALLTEL Corporation (the "Corporation"), acting pursuant to authorization of the Board of Directors of the Corporation, hereby appoints Scott T. Ford, Francis X. Frantz, Jeffery R. Gardner and David A. Gatewood, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a Director or Officer, or both, of the Corporation, to sign a Registration Statement on Form S-3, and any amendments (including post effective amendments) and supplements thereto, of the Corporation to be filed with the Securities and Exchange Commission pursuant to any applicable Rule under the Securities Act of 1933, as amended, with respect to the issuance and sale of debt securities of the Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

         IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of April, 2001.

                                                                                                                       Signed: /s/ Lawrence L. Gellerstedt, III

                                                                                                                       Name: Lawrence L. Gellerstedt, III

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a Director or Officer, or both, of ALLTEL Corporation (the "Corporation"), acting pursuant to authorization of the Board of Directors of the Corporation, hereby appoints Scott T. Ford, Francis X. Frantz, Jeffery R. Gardner and David A. Gatewood, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a Director or Officer, or both, of the Corporation, to sign a Registration Statement on Form S-3, and any amendments (including post effective amendments) and supplements thereto, of the Corporation to be filed with the Securities and Exchange Commission pursuant to any applicable Rule under the Securities Act of 1933, as amended, with respect to the issuance and sale of debt securities of the Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

         IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of April, 2001.

                                                                                                                       Signed: /s/ Charles H. Goodman

                                                                                                                       Name: Charles H. Goodman

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a Director or Officer, or both, of ALLTEL Corporation (the "Corporation"), acting pursuant to authorization of the Board of Directors of the Corporation, hereby appoints Scott T. Ford, Francis X. Frantz, Jeffery R. Gardner and David A. Gatewood, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a Director or Officer, or both, of the Corporation, to sign a Registration Statement on Form S-3, and any amendments (including post effective amendments) and supplements thereto, of the Corporation to be filed with the Securities and Exchange Commission pursuant to any applicable Rule under the Securities Act of 1933, as amended, with respect to the issuance and sale of debt securities of the Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

         IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of April, 2001.

                                                                                                                       Signed: /s/ Emon A. Mahony, Jr.

                                                                                                                       Name: Emon A. Mahony, Jr.

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a Director or Officer, or both, of ALLTEL Corporation (the "Corporation"), acting pursuant to authorization of the Board of Directors of the Corporation, hereby appoints Scott T. Ford, Francis X. Frantz, Jeffery R. Gardner and David A. Gatewood, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a Director or Officer, or both, of the Corporation, to sign a Registration Statement on Form S-3, and any amendments (including post effective amendments) and supplements thereto, of the Corporation to be filed with the Securities and Exchange Commission pursuant to any applicable Rule under the Securities Act of 1933, as amended, with respect to the issuance and sale of debt securities of the Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

         IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of April, 2001.

                                                                                                                       Signed: /s/ John P. McConnell

                                                                                                                       Name: John P. McConnell

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a Director or Officer, or both, of ALLTEL Corporation (the "Corporation"), acting pursuant to authorization of the Board of Directors of the Corporation, hereby appoints Scott T. Ford, Francis X. Frantz, Jeffery R. Gardner and David A. Gatewood, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a Director or Officer, or both, of the Corporation, to sign a Registration Statement on Form S-3, and any amendments (including post effective amendments) and supplements thereto, of the Corporation to be filed with the Securities and Exchange Commission pursuant to any applicable Rule under the Securities Act of 1933, as amended, with respect to the issuance and sale of debt securities of the Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

         IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of April, 2001.

                                                                                                                       Signed: /s/ Gregory W. Penske

                                                                                                                       Name: Gregory W. Penske

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a Director or Officer, or both, of ALLTEL Corporation (the "Corporation"), acting pursuant to authorization of the Board of Directors of the Corporation, hereby appoints Scott T. Ford, Francis X. Frantz, Jeffery R. Gardner and David A. Gatewood, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a Director or Officer, or both, of the Corporation, to sign a Registration Statement on Form S-3, and any amendments (including post effective amendments) and supplements thereto, of the Corporation to be filed with the Securities and Exchange Commission pursuant to any applicable Rule under the Securities Act of 1933, as amended, with respect to the issuance and sale of debt securities of the Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

         IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of April, 2001.

                                                                                                                       Signed: /s/ Frank E. Reed

                                                                                                                       Name: Frank E. Reed

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a Director or Officer, or both, of ALLTEL Corporation (the "Corporation"), acting pursuant to authorization of the Board of Directors of the Corporation, hereby appoints Scott T. Ford, Francis X. Frantz, Jeffery R. Gardner and David A. Gatewood, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a Director or Officer, or both, of the Corporation, to sign a Registration Statement on Form S-3, and any amendments (including post effective amendments) and supplements thereto, of the Corporation to be filed with the Securities and Exchange Commission pursuant to any applicable Rule under the Securities Act of 1933, as amended, with respect to the issuance and sale of debt securities of the Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

         IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of April, 2001.

                                                                                                                       Signed: /s/ Fred W. Smith

                                                                                                                       Name: Fred W. Smith

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a Director or Officer, or both, of ALLTEL Corporation (the "Corporation"), acting pursuant to authorization of the Board of Directors of the Corporation, hereby appoints Scott T. Ford, Francis X. Frantz, Jeffery R. Gardner and David A. Gatewood, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a Director or Officer, or both, of the Corporation, to sign a Registration Statement on Form S-3, and any amendments (including post effective amendments) and supplements thereto, of the Corporation to be filed with the Securities and Exchange Commission pursuant to any applicable Rule under the Securities Act of 1933, as amended, with respect to the issuance and sale of debt securities of the Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

         IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of April, 2001.

                                                                                                                       Signed: /s/ Ronald Townsend

                                                                                                                       Name: Ronald Townsend

ALLTEL CORPORATION
Resolutions of the Board of Directors
December 20, 1999

                                                     Re:     $1,000,000,000 Maximum Amount
                                                                of Shelf Debt Offering

          RESOLVED, that ALLTEL Corporation ("ALLTEL") be, and it hereby is, authorized, subject to the limitations set forth below, to create, issue, and sell, pursuant to the Indenture entered into between ALLTEL and Chase Manhattan Trust Company, National Association, successor to Mellon Bank, F.S.B., successor to KeyBank National Association, successor to AmeriTrust Company National Association, Trustee, dated as of January 1, 1987, as amended and supplemented to date (the "Indenture"), one or more additional series of promissory notes or debentures ("Securities"), to be issued in the maximum aggregate principal amount not exceeding $1,000,000,000, at such times, in such forms, and in such principal amounts , to be for such terms, to be payable on such dates, to bear interest at such rates per annum and payable at such times, and to have such other terms, provisions, and conditions, as may be determined and approved by the Chairman and Chief Executive Officer or the President and Chief Operating Officer of ALLTEL, in the manner provided below, the net proceeds of which shall be applied toward the reduction of borrowing under ALLTEL's revolving credit agreement and for other proper corporate purposes.

          RESOLVED FURTHER, that, subject to the foregoing limitations, the following terms, provisions, and conditions respecting the Securities my be determined and approved by the concurrence of the Chairman and Chief Executive Officer or the President and Chief Operating Officer of ALLTEL:  (i) the types of Securities to be issued and the titles thereof, (ii) the times as of which each series of Securities shall be issued, (iii) the aggregate principal amount of each series of Securities to be issued, (iv) the price at which each series of Securities are to be sold and the amount of any discounts to be given or commissions to be paid to underwriters or agents in conjunction therewith, (v) the length of the original term of each series of Securities and the length of any mandatory or permissive extension of such terms, (vi) the times at which the principal amount of each series of Securities shall be payable, (vii) the rate of interest or the manner of determining the rate of interest to be borne by each series of Securities to be issued and the times at which such interest shall be payable, (viii) the sinking fund requirements (if any) pursuant to which ALLTEL shall be permitted or shall be required to redeem all or a portion of each series of Securities and the prices to be paid therefore, and (x) any financial covenants to be imposed upon ALLTEL or its subsidiaries that are not contained in the Indenture.

          RESOLVED FURTHER, that the officers of ALLTEL be, and each of them hereby is, authorized and directed, for and on behalf of ALLTEL, to prepare and file with the Securities and Exchange Commission (the "SEC"), pursuant to the Securities Act of 1933, as amended (the "Act"), and any applicable rule thereunder including, without limitation, Rule 415, one or more registration statements on Form S-3 or such other form or forms as may be applicable, and to do or cause to be done all acts and things necessary or advisable to effect registration under the Act of up to $1,000,000,000 aggregate principal amount of the Securities and to effect the qualification of the Indenture, including any proposed supplemental indenture(s) thereto, under the Trust Indenture Act of 1939, as amended.

          RESOLVED FURTHER, that the Chairman and Chief Executive Officer, the President and Chief Operating Officer, any Executive, Senior, or Vice President, the Secretary, any Assistant Secretary, and each other officer and director of ALLTEL who may be required to execute those registration statements or any amendments thereto, be, and each of them hereby is, authorized and directed to execute a power-of-attorney authorizing Joe T. Ford, Scott T. Ford, Francis X. Frantz, and Jeffery R. Gardner, or any of them, as ALLTEL's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute, in the name, place, and stead of ALLTEL, the foregoing registration statement, any amendments thereto, and all instruments necessary or appropriate in connection therewith, and to file any such power-of-attorney with the SEC; and that the acts of such attorneys, or any such substitutions, be and they hereby are, authorized and approved.

          RESOLVED FURTHER, that the appropriate officers of ALLTEL be, and each of them hereby is, authorized and directed, for and on behalf of ALLTEL, to take any and all action necessary or appropriate to effect the registration or qualification (or exemption therefrom) of the Securities under the Blue Sky or securities laws of any State of the United States, any district or territory of the United States, and any foreign nation in which the offering is to be made and, in connection therewith, to execute, acknowledge, verify, deliver, file, or cause to be published any applications, reports, consents to service of process, and other documents that my be required under such laws, and to take any and all further actions necessary or appropriate in order to maintain any such registration, qualification, or exemption for a s long as may be necessary or required by law.

          RESOLVED FURTHER, that if in any such State, district, territory, or foreign nation a prescribed form of resolution is required for an application or other instrument filed for the purpose of registering, qualifying, or obtaining an exemption for the Securities, and if the appropriate officers of ALLTEL determine to make application for the registration, qualification, or exemption in such State, district, territory, or foreign nation of the Securities, each such resolution shall be deemed to have been, and hereby is, adopted a this meeting, and the Secretary or an Assistant Secretary of ALLTEL is hereby authorized to certify the adoption of any such resolution to be inserted in the minute book of ALLTEL on pages next following these resolutions and initialed by the Secretary or an Assistant Secretary of ALLTEL.

          RESOLVED FURTHER, that ALLTEL be, and it hereby is, authorized to sell all or a portion of the Securities to or through one or more underwriters selected by the Chairman and Chief Executive Officer or the President and Chief Operating Officer of ALLTEL, or to sell all or a portion of the Securities directly to other purchasers or through agents, with all such sales to be made pursuant to one or more underwriting, purchase, or agency agreements.

          RESOLVED FURTHER, that any and all Supplemental Indentures to the Indenture, providing for the issuance of the Securities on the terms provided for herein, be, and they herby are, authorized and approved; that the Chairman and Chief Executive Officer, the President and Chief Operating Officer, any Executive, Senior, or Vice President, the Secretary or any Assistant Secretary, and the Treasurer or any Assistant Treasurer of ALLTEL be, and each of them hereby is, authorized and directed to execute and deliver any such Supplemental Indenture in the name and on behalf of ALLTEL; and that the officers of ALLTEL, or any of them, be, and they hereby are, authorized and directed, for and on behalf of ALLTEL, to take all such action, and to execute and deliver all such documents, as they may deem necessary or appropriate to carry into effect the terms and provisions of any such Supplemental Indenture.

          RESOLVED FURTHER, that, in accordance with the provisions of the Indenture, the Chairman and Chief Executive Officer or the President and Chief Operating Officer and the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of ALLTEL be, and they hereby are, authorized and directed, for and on behalf of ALLTEL, to execute, in person or by facsimile signature, the Securities as registered debentures, either in denominations of $1,000 or any integral multiple thereof and to have the corporate seal of ALLTEL affixed to the Securities; that the officers of ALLTEL, or any of them, be, and they hereby are, authorized and empowered, for and on behalf of ALLTEL, to deliver the Securities to the trustee for authentication; and that the trustee be, and it hereby is, authorized and requested to authenticate the Securities so executed and to deliver them on the written order of ALLTEL.

          RESOLVED FURTHER, that the current or successor trustee under the Indenture, and indentures supplemental thereto, including any and all Supplemental Indentures, be, and it hereby is, appointed the agent of ALLTEL to keep books for the registration and transfer of ownership of the Securities issued by ALLTEL, when and as they shall be presented to the agent for that purpose; and that such current or successor trustee be, and it hereby is, appointed the agent of ALLTEL to pay interest due and to become due on the Securities issued by ALLTEL and the principal amount thereof either at maturity of those Securities or upon the prepayment thereof prior to maturity.